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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to a registration statement of Energy East Corporation on Form S-4 (Registration No. 333-85333) relating to the acquisition of CTG Resources, Inc. by Energy East Corporation of our report dated
January 28, 2000, except as to Note 15, which is as of February 8, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Energy East Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                               /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
September 1, 2000